Exhibit 10.8

                                    AGREEMENT

THIS AGREEMENT is made on the 12th day of August 1997 by and between CONSERVER CORPORATION OF AMERICA, a corporation organized and existing under the laws of Delaware having a place of business at 2655 LeJeune Road, Coral Gables, Florida 33134 ("CCA"), SAKHALIN GENERAL TRADING AND INVESTMENTS LIMITED, a company organized with limited liability under the laws of Cyprus whose legal office is at Doma Building, 227 Archibiship Markarios III Street, Limassol, Cyprus ("SGTI"), and SOVEREIGN GAMING AND LEISURE LIMITED, a company organized with limited liability under the laws of Cyprus whose legal office is at Doma Building, 227 Archbishop Markarios III Street, Limassol, Cyprus ("Sovereign", SGTI and Sovereign being sometimes collectively referred to herein as "Grantors").

WHEREAS, SGTI owns fifty percent (50%) of the shares of Sakhalin City Centre Limited, a closed joint stock company incorporated under the laws of the Russian Federation whose legal and postal address is 32 Kommunistichesky Prospect, Office 521, Yuzhno-Sakhalinsk, Sakhalin Oblast, Russian Federation ("SCC");

WHEREAS, SCC, SGTI and Sovereign have entered into various agreements with and received certain undertakings from the Sakhalin Oblast and the City of Yuzhno-Sakhalinsk (the "City") in the Russian Federation with respect to the construction and operation of a hotel and casino in the City (the "Project");

WHEREAS, SGTI wishes to transfer the whole of its share capital (the "Shares") and SGTI and Sovereign wish to transfer all rights and interest to or in the Project for cash and other consideration;

WHEREAS, CCA wishes to acquire all of the Shares and all rights and interest to or in the Project held directly or indirectly by SGTI or Sovereign on terms which have been accepted and agreed; and

WHEREAS, the parties hereto wish to set forth the terms of that agreement in writing;

NOW, THEREFORE, in consideration of the mutual understandings and agreements contained herein, the parties hereto hereby agree as follows:


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1.    GRANT OF SHARES AND RIGHTS

      (a) Subject to the terms and conditions set forth herein, Grantors hereby agree to transfer or cause to be transferred to CCA the Shares and any and all rights and interest in or to the Project.

      (b) The agreement to transfer rights, interest and the Shares set forth in sub-paragraph (a) is conditioned upon

            (i) CCA delivering to SGTI, by wire transfer or company cheque, immediately after execution and delivery of this Agreement, Five Hundred Thousand U.S. Dollars ($500,000);

            (ii) CCA delivering to SGTI, by wire transfer or company cheque, not later than 10th September 1997, One million U.S. Dollars ($1,000,000), and not later than 15th October 1997, One Million Five Hundred Thousand U.S. Dollars ($1,500,000);

            (iii) CCA delivering to the shareholders of SGTI or their nominees as soon as is practicable following the approval of its shareholders one million five hundred thirty-eight thousand four hundred sixty-two (1,538,462) shares of common stock of CCA, being approximately Ten Million U.S. Dollars ($10,000,000) of such stock valued at Six U.S. Dollars and Fifty Cents ($6.50) per share.

2.     REPRESENTATIONS AND WARRANTIES OF GRANTOR

       SGTI and Sovereign jointly and severally represent and warrant that:

       (a) they have full authority to enter into this Agreement and grant the rights and undertakings herein granted;

       (b) the Shares are owned free and clear of any lien or encumbrance and are freely transferable in accordance with the terms of this Agreement;

       (c) SCC is a closed joint stock company duly organized and registered as a company with foreign investment under the laws of the Russian Federation;

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       (d)  Sovereign has the right to assign or transfer all of its rights and interest in the Project, including without limitation the Operating Management Agreement ("OMA") and the Project Management Agreement ("PMA");

       (e) neither SCC or SGTI have any material liabilities, other than normal trade creditors, which have not been disclosed to CCA;

       (f) all of the representations made to CCA by or on behalf of them or either of them, including without limitation that (i) SCC has the right to construct a hotel and casino complex with approximately four hundred and ten bedrooms in the City, (ii) all necessary governmental permissions, including without limitation zoning permission, to construct, subject to detailed final design and drawings, and operate such a complex have been granted or will be granted subject only to the substantial completion of the construction phase of the Project, (iii) SCC has the exclusive right for a casino and gaming license in the City, such exclusivity subject only to three existing casino or gaming licenses, which shall not be amended, modified or supplemented so as to extend the scope, size and area or other rights currently granted under such existing licenses, (iv) no payment of any gaming tax, levy or fee shall be imposed on the Project, (v) all of the foregoing rights have been granted for a minimum of fifty-two (52) years, being for three (3) years plus forty-nine (49) years, with options to renew for an additional forty-nine (49) years on substantially similar terms, (vi) the total number of shares of SGTI now outstanding is approximately two hundred thirty thousand (230,000), and (vii) nothing of value has been given to any government official in the Russian Federation or any subdivision thereof to obtain any rights with respect to the Project, are true and will be true as of the date of the delivery of the payments and shares in accordance with paragraph 1(b), and, as far as is known by either of them, will continue to be true through the said minimum period during which the said rights have been granted.

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3.     UNDERTAKINGS OF SGTI AND SOVEREIGN

       (a) After the delivery of the Shares and the assignment of the rights and interest to CCA in accordance with paragraph 1(a), SGTI and Sovereign jointly and severally agree to execute such documents and generally to take such action as may be reasonably requested by CCA to perfect the intended transfer of such rights, interest and Shares.

       (b) Upon request by CCA, Sovereign agrees to become project manager during the construction phase of the Project, subject to agreement on reasonable compensation for such services, which shall not exceed five percent (5%) of the construction cost of the Project or Five Million U.S. Dollars ($5,000,000), whichever is less.

4.     RIGHTS OF CCA

       (a) If at the completion of its due diligence CCA should conclude for any reason that it does not wish to proceed with the Project and the transactions contemplated hereby, CCA shall have the right to convert any cash sums delivered to SGTI in accordance with clauses
            (i) or (ii) of paragraph 1(b), into shares in SGTI at the conversion rate of one (1) ordinary share of SGTI for each Thirty U.S. Dollars ($30) so delivered.

       (b) In the event of a material breach of any of the representations and warranties set forth in paragraph 2 being notified to SGTI and Sovereign by 10th September 1997, which is not readily curable, then and only then CCA shall have the right to have any cash sums delivered to SGTI in accordance with clause (i) of paragraph 1(b) repaid by the Grantors upon demand.

5.     GENERAL

       (a) It is the express intent of the parties hereto that this Agreement and the transactions contemplated hereby be governed by the law of the State of New York, with the full force and effect as thought this Agreement had been executed and fully performed in New York. In

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            the event of any dispute hereunder, the parties expressly agree that such dispute shall be resolved by arbitration conducted in London under the Rules of Arbitration of the International Chamber of Commerce.

       (b) This Agreement may be modified, amended or revised only by a written instrument, duly exeucted by the parties hereto.

       (c) The title or headings of provisions herein are used for convenience only and shall in no way be used to construe the meaning of the provision hereof.

       (d) This Agreement may be executed individually and by duly authorized representatives of the respective parties hereto in any number of counterparts, each of which shall be deemed the original.

                                  [END OF PAGE]

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            This Agreement shall be translated into any other language, and such translation may be initialled, but only this Agreement in the English language shall be deemed the original. If any conflict exists between the English language and the translation, the English language version shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement personally or by their duly authorized representatives as of the date and year first above written.


            CONSERVER CORPORATION OF AMERICA


            BY:               /s/
                ------------------------------------------------------

            SAKHALIN GENERAL TRADING AND INVESTMENTS LIMITED


            BY:               /s/ Chairman 13/8/97
                ------------------------------------------------------


            SOVEREIGN GAMING AND LEISURE LIMITED


            BY:               /s/
                ------------------------------------------------------




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